UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2013

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South

Watertown, MA 02472

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 30, 2013 (the “Closing Date”), Bright Horizons Family Solutions LLC (the “Borrower”), a wholly-owned indirect subsidiary of Bright Horizons Family Solutions Inc. (the “Company”) and the Borrower’s parent company, Bright Horizons Capital Corp. (“Holdings”), entered into a credit agreement (the “Credit Agreement”) for (1) a $790 million senior secured term loan facility (the “Term Loan Facility”) and (2) a $100 million senior secured revolving credit facility, including letter of credit and swing-line loan sub-facilities (the “Revolving Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”) with certain lenders, Goldman Sachs Bank USA, as administrative agent and collateral agent, swing line lender, L/C issuer, joint lead arranger and joint bookrunner, J.P. Morgan Securities LLC, as joint lead arranger, joint bookrunner and syndication agent, and Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as joint bookrunners and co-documentation agents.

The Credit Agreement replaces the credit agreement entered into on May 28, 2008 and amended on June 14, 2011 and May 23, 2012 among the Borrower, Holdings, certain of the Borrower’s wholly-owned domestic subsidiaries, certain lenders and General Electric Capital Corporation as administrative agent for the lenders (the “Prior Facility”).

Interest Rate and Fees. Borrowings under the Term Loan Facility bear interest at a rate per annum ranging from 175 to 200 basis points over the Base Rate or 275 to 300 basis points over the Eurocurrency Rate as defined in the Credit Agreement. Borrowings under the Revolving Facility bear interest at a rate per annum equal to 175 basis points over the Base Rate or 275 basis points over the Eurocurrency Rate. The Base Rate is the highest of (1) the prime rate of Goldman Sachs Bank USA, (2) the federal funds effective rate plus 0.50% and (3) the Eurocurrency Rate with a one month interest period plus 1.00%. The Eurocurrency Rate option is the one, two, three or six month LIBOR rate, as selected by the Borrower, or, with the approval of the applicable lenders, the nine, twelve or less than one month LIBOR rate (the “Eurocurrency Rate”). The Base Rate is subject to an interest rate floor of 2.00% and the Eurocurrency Rate is subject to an interest rate floor of 1.00%, both only with respect to the Term Loan Facility.

Mandatory Prepayments. The Credit Agreement requires certain mandatory prepayments of outstanding loans under the Term Loan Facility, subject to certain exceptions, based on 50% of the Borrower’s annual excess cash flow (with step-downs to 25% and 0% based upon its consolidated first lien net leverage ratio) beginning with the fiscal year ending December 31, 2013, the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions, and the net cash proceeds of any issuance of debt, excluding permitted debt issuances (other than debt issuances that refinance all or a portion of the Term Loan Facility).

Voluntary Prepayments. Voluntary prepayments of the Term Loan Facility in connection with repricing transactions on or prior to the first anniversary of the Closing Date will be subject to a call premium of 1.0%. Otherwise, all outstanding loans under the Senior Credit Facilities may be voluntarily prepaid at any time without premium or penalty other than customary “breakage” costs with respect to Eurocurrency Rate loans.

Amortization and Final Maturity. The Term Loan Facility requires scheduled quarterly payments, each equal to 0.25% of the original principal amount of the loans under the Term Loan Facility made on the Closing Date. These payments are reduced by the application of any prepayments, and any remaining balance is due and payable on the seventh anniversary of the Closing Date. There is no scheduled amortization of the principal amounts of the loans outstanding under the Revolving Facility. Any principal amount outstanding under the Revolving Facility is due and payable on the fifth anniversary of the Closing Date.

Guarantees and Security. The obligations of the Borrower are guaranteed by Holdings and each of the Borrower’s current and future wholly-owned domestic material subsidiaries (the “Guarantors”). All obligations under the Senior Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Borrower’s assets and the assets of the Guarantors, including:

•

a first-priority pledge of all of the capital stock of the Borrower and, subject to certain exceptions, a first-priority pledge of all of the capital stock directly held by the Borrower and the Guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the capital stock of such foreign subsidiary); and

•	a first-priority security interest in substantially all of the tangible and intangible assets of the Borrower and the Guarantors.

Certain Covenants and Events of Default. The Credit Agreement requires the Borrower to comply with certain covenants, including, in the case of the Revolving Facility, a maximum senior secured first lien net leverage ratio financial maintenance covenant, to be tested only if, on the last day of each fiscal quarter, the amount of revolving loans and swingline loans outstanding under the Revolving Facility exceeds 25% of the revolving credit facility commitment on such date. A breach of this covenant is subject to certain equity cure rights. The Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Borrower’s ability and the ability of each of its restricted subsidiaries to:

•	incur certain liens;

•	make investments, loans, advances and acquisitions;

•	incur additional indebtedness or guarantees;

•	engage in transactions with affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	alter the business it conducts;

•	enter into agreements restricting its subsidiaries’ ability to pay dividends; and

•	consolidate or merge.

Holdings is not generally subject to the negative covenants under the Credit Agreement, but is subject to a passive holding company covenant that will limit its ability to engage in certain activities. The Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Certain of the Lenders and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Company, the Borrower, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses, including in connection with the Company’s initial public offering in January 2013. These parties may, from time to time, engage in transactions with, and perform services for the Company, the Borrower, their subsidiaries or their respective affiliates in the ordinary course of their business.

Item 1.02	Termination of a Material Definitive Agreement

Upon completion of the Company’s initial public offering, the Company caused Bright Horizons Capital Corp. to irrevocably deposit with the trustee under the indenture governing the Bright Horizons Capital Corp. 13.0% Senior Notes due 2018 (the “Senior Notes”), $213.3 million to fund the redemption on February 4, 2013 (the “Redemption Date”) of the Senior Notes in accordance with the indenture governing such notes, thereby effecting a satisfaction and discharge of such indenture. The redemption price of the Senior Notes is equal to 106.500% of the principal amount of the outstanding Senior Note plus 106.500% of the accrued and unpaid interest through the Redemption Date.

Concurrently with the execution of the Credit Agreement, the Company caused Bright Horizons Family Solutions LLC to irrevocably deposit with the trustee under the indenture governing the Bright Horizons Family

Solutions LLC 11.5% Senior Subordinated notes due 2018 (the “Senior Subordinated Notes”), $330.7 million to fund the redemption on the Redemption Date of the Senior Subordinated Notes in accordance with the indenture governing such notes, thereby effecting a satisfaction and discharge of such indenture. The redemption price of the Senior Subordinated Notes is equal to 100% of the principal amount of the outstanding Senior Subordinated Notes plus a make-whole premium as of, and accrued and unpaid interest through, the Redemption Date.

Effective January 30, 2013, the Prior Facility was terminated. The Prior Facility consisted of a $440.0 million secured Tranche B term loan facility, an $85.0 million Series C term loan facility and a $75.0 million revolving credit facility. The Tranche B term loan facility was scheduled to mature on May 28, 2015, the Series C term loan facility was scheduled to mature on May 23, 2017 and the revolving credit facility was scheduled to mature under May 28, 2014, all of which were repaid in full on January 30, 2013. The Borrower paid a 1.0% call premium in connection with the repayment of the Series C term loans and incurred no additional termination penalties in connection with the early termination of the Tranche B term loan facility or the revolving credit facility.

Certain of the lenders under the Prior Facility and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Company, the Borrower, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses, including in connection with the Company’s initial public offering in January 2013. These parties may, from time to time, engage in transactions with, and perform services for the Company, the Borrower, their subsidiaries or their respective affiliates in the ordinary course of their business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangements of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of January 30, 2013, among Borrower, Holdings, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, and certain other lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

	By:	/s/ Elizabeth Boland
		Name:	Elizabeth Boland
		Title:	Chief Financial Officer

Date: February 4, 2013

EXHIBIT INDEX

Exhibits.

10.1	Credit Agreement, dated as of January 30, 2013, among Borrower, Holdings, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, and certain other lenders.